AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 8, 2024

Registration No. 333-275091

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BGC Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	86-3748217
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

499 Park Avenue

New York, New York 10022

(212) 610-2200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen M. Merkel

Executive Vice President, General Counsel and Assistant Corporate Secretary

BGC Group, Inc.

499 Park Avenue

New York, New York 10022

(212) 610-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leland S. Benton

Howard A. Kenny

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Ave., NW

Washington, DC 20004

(202) 739-3000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 is being filed to deregister securities that were registered under the registration statement on Form S-3 (File No. 333-275091) filed on October 19, 2023 (the “2023 Registration Statement”) by BGC Group, Inc., a Delaware corporation (“BGC”), which 2023 Registration Statement immediately became effective upon such filing pursuant to Rule 462(e) under the Securities Act of 1933, as amended (the “Securities Act”).

The 2023 Registration Statement was filed to register the offer and sale by affiliates of BGC, in connection with market-making transactions, of an indeterminate amount of BGC’s: (i) 3.750% Senior Notes due 2024 (the “2024 Notes”), (ii) 4.375% Senior Notes due 2025 (the “2025 Notes”), and (iii) 8.000% Senior Notes due 2028 (the “2028 Notes” and, collectively with the 2024 Notes and the 2025 Notes, the “Securities”).

Since the filing of the 2023 Registration Statement, the 2024 Notes were repaid in full on October 1, 2024. In addition, on November 8, 2024, BGC filed a registration statement on Form S-3 (File No. 333-283108) to register the offer and sale by affiliates of BGC, in connection with market-making transactions, of an indeterminate amount of certain securities of BGC, including the 2025 Notes and the 2028 Notes, and such registration statement immediately became effective upon such filing pursuant to Rule 462(e) under the Securities Act.

Accordingly, the offerings of the Securities pursuant to the 2023 Registration Statement have been terminated, and BGC hereby removes from registration under the 2023 Registration Statement all of the Securities.

SIGNATURES

Pursuant to the requirements of the Securities Act, BGC Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the 2023 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on November 8, 2024.

BGC GROUP, INC.

/s/ Howard W. Lutnick
Name: Howard W. Lutnick
Title: Chairman of the Board and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the 2023 Registration Statement in reliance on Rule 478 under the Securities Act.

[Signature Page to Post-Effective Amendment No. 1 to the BGC Group, Inc. Market-Making Registration Statement for the 2024 Notes, 2025 Notes and 2028 Notes]

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